Oswego County Bancorp, Inc.                  Stock Center
                           LOGO                      Oswego County Savings Bank
                                                       44 East Bridge Street
               (Proposed Holding Company for           Oswego, New York 13126
                Oswego County Savings Bank)                (315) 343-3181

Stock Order Form & Certification Form Note: Please read the Stock Order Form Instructions and Guide before completing this form. Deadline: The Subscription Offering expires at 12:00 noon, New York Time, on XXXday, June xx, 1999. Your Stock Order and Certification Form ("Order Form"), properly executed and with the correct payment, must be received at the Stock Center or a branch of Oswego County Savings Bank by this deadline, or it will be considered void. No photocopied or faxed Order Forms will be accepted.

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Number of Shares / Amount of Payment
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(1) Number of Shares to Purchase      Price Per Share       (2) Total Amount Due

    ----------------------------                                ----------------
                                         X $10.00 =             $
    ----------------------------                                ----------------
            (minimum 25)

Purchase Limitations The minimum number of shares for which you may subscribe is
25. The maximum purchase limitation for any person or persons ordering through a single account in the Subscription Offering is 15,000 shares. In certain instances, your order may be grouped together with orders by other persons who are associated with you, or with whom you are acting in concert, and, in that event, the aggregate order may not exceed 5% of the shares of Common Stock available for sale in the Offering.

Method of Payment

(3) / / Enclosed is a check, bank draft, or money order made payable to Oswego County Bancorp, Inc. for $________________.

(4) / / I authorize Oswego County Bancorp, Inc. to make the withdrawals from my Oswego County Savings Bank account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

                  Account Number(s)                      Amount(s)
          ----------------------------------------------------------------------
                                            $
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
                  Total Withdrawal          $
                                            ------------------------------------

There is no penalty for early withdrawals used for this payment. To withdraw from an account with checking privileges, please write a check.
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Purchaser Information

(5) / / Check here if you were a depositor with at least $100.00 on deposit at September 30, 1997 and/or March 31, 1999. List all the names on the account(s) and all the account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights. Confirm account(s) by initialing here ________.

          Account Title (Names on Accounts)            Account Number
          ----------------------------------------------------------------------

          ---------------------------------

          ----------------------------------------------------------------------

          ---------------------------------

          ----------------------------------------------------------------------

      / / Check here if you are a trustee, officer or employee of Oswego County
          Savings Bank or a member of such person's immediate family.
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(6) Stock Registration      Form of stock ownership

    / / Individual               / / Uniform Transfer to Minors
    / / Joint Tenants (WROS)     / / Uniform Gift to Minors
    / / Tenants in Common        / / Corporation

    / / Partnership
    / / Individual Retirement Account
    / / Fiduciary/Trust (Under Agreement Dated __________)

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(7) Name                                             Social Security or Tax I.D.
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    Name                                             Daytime Telephone
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    Street Address                                   Evening Telephone
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    City            State         Zip Code           County of Residence
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/ / (8) NASD Affiliation (This section applies to those individuals who meet the delineated criteria) Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's
Interpretation With Respect to Free Riding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

(9) / / Associate - Acting in concert Check here and complete the reverse side of this Order Form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Offerings.
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Acknowledgement By signing below, I acknowledge receipt of the Prospectus dated
xxxxx xx, 1999 and the provisions therein and understand that I may not change or revoke my order once it is received by Oswego County Bancorp, Inc. I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Oswego County Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.

Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

(10) Signature Sign and date the Order Form. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

(11) Certification Form Be sure to sign the Certification Form on the reverse side. Authorized Signature Title (is applicable) Date

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       Authorized Signature                 Title (if applicable)     Date

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       Authorized Signature                 Title (if applicable)     Date

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YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF
THE PROSPECTUS. THIS ORDER IS NOT VALID IF NOT SIGNED. If you need help completing this Order Form, you may call the Stock Center at (315) 343-3181.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND, BANK INSURANCE FUND, OR ANY OTHER CORPORATION, FUND OR GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------

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FOR OFFICE USE ONLY

Date Rec'd ___/___/___ Check # ________ Amount $ ________ Category ________

Batch #________ Order #________ Initials ___________
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BE SURE TO SIGN THE CERTIFICATION FORM ON THE REVERSE SIDE ------------

                              (Oswego County Logo)

           Account Title (Names on Account) Account Number
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Account Title (Names on Account)            Account Number
----------------------------------------------------------

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Item (9) - (continued)
List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.


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The term "associate," when used to indicate a relationship with any person, is defined to mean (i) a corporation or organization (other than Oswego County Bancorp, Inc., Oswego County MHC or Oswego County Savings Bank) of which such person is a director, officer, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as director or in a similar capacity, provided, however, that such term shall not include any tax qualified employee stock benefit plan of Oswego County Bancorp, Inc. Oswego County MHC or Oswego County Savings Bank in which such person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Oswego County Bancorp, Inc., Oswego County MHC or Oswego County Savings Bank.
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                               CERTIFICATION FORM

      (This form must be dated and signed along with your dated and signed
                     Stock Order Form on the reverse side.)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE (THE "COMMON STOCK") OF OSWEGO COUNTY BANCORP, INC. (THE "COMPANY"), THE PROPOSED HOLDING COMPANY FOR OSWEGO COUNTY SAVINGS BANK (THE "BANK"), ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY THE COMPANY, THE BANK, OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation's New York Regional Director, Mr. Daryl P. Stum, at (212) 704-1200.

I further certify that, before purchasing shares of Common Stock of the Company, I received a copy of the Prospectus dated xxxxxxxx XX, 1999 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page xx of the Prospectus:

     1.   Rising interest rates may hurt our profits.                  (page xx)

     2.   Oswego County MHC will own 51% or more of the stock of       (page xx)
          Oswego County Bancorp. This means that Oswego County
          MHC will have enough votes to control what happens on most matters put to vote of stockholders.

     3.   After the change in structure and stock offering, our        (page xx)
          net income-to-equity ratio will be low compared to other companies and our compensation expense will increase. This could negatively impact the price of our stock.

     4.   You could have difficulty selling your stock if an           (page xx)
          active trading market does not develop.

     5.   The slow recovery of local economy may hurt our              (page xx)
          profits.

     6.   The establishment of the Oswego County Foundation will       (page xx)
          reduce our earnings.

     7.   The contribution to the Oswego County Charitable             (page xx)
          Foundation means that your total ownership will be 0.8% less after we make the contribution.

     8.   We intend to grant stock options and restricted stock        (page xx)
          to the board and management following the change in structure and stock offering which could further reduce your voting interest.

     9.   If computer systems do not properly work on January 1,       (page xx)
          2000, our business operations will be disrupted.

------------------------------------     ---------------------------------------
 Signature                   Date         Signature                      Date

------------------------------------     ---------------------------------------

------------------------------------     ---------------------------------------
 Name (please print)                      Name (please print)

------------------------------------     ---------------------------------------

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


                                      STOCK

                                    OFFERING

                                    QUESTIONS

                                       and

                                     ANSWERS




                          (Oswego County Bancorp, Inc.)

                                      LOGO

              REORGANIZATION AND STOCK OFFERING QUESTIONS & ANSWERS

Facts about the Plan of Reorganization

The Board of Trustees of Oswego County Savings Bank (the "Bank") unanimously adopted a Plan of Reorganization to change from the mutual form of ownership to the mutual holding company structure (the "Reorganization"). The Bank will convert to stock form and will become a wholly owned subsidiary of Oswego County Bancorp, Inc., a newly formed Delaware stock corporation (the "Company"). The Company, in turn, will become a majority owned subsidiary of the newly created, New York chartered mutual holding company called Oswego County MHC (the "Mutual Company").

This brochure answers some of the most frequently asked questions about the Reorganization and about your opportunity to invest in the newly formed Company through the subscription and the community offerings (collectively, the "Offering").

Investment in the common stock of the Company involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."


Why is the Bank converting to stock form and reorganizing into the mutual holding company structure?

The stock form of organization is used by most business corporations and an increasing number of banks and savings institutions. The mutual holding company structure provides the ability to offer common stock on an incremental basis as market conditions permit. The Reorganization and Stock Offering have the following benefits:

|X| Increase the Bank's capital in a controlled manner to maximize its return on equity;

|X| Allow the Company to use a portion of the proceeds raised from the sale of its common stock in the Offering to purchase all the capital stock of the Bank. The Bank, in turn, will utilize these funds to support and broaden the range of its products and services offered;

|X| Allow the Bank to consider future expansion of its operations as well as possible diversification into other banking related businesses; and

|X| Allow the Bank's eligible depositors, employees, officers and trustees to purchase stock and share in the Company's and the Bank's future.

Furthermore, the Bank will be more able to protect itself from costly and disruptive unfriendly takeover attempts because the Mutual Company will own a majority of the Company's voting stock.

Will the Reorganization affect any of my deposit account(s) or loan(s)?

No. The Reorganization will have no effect on the balance or terms of any deposit account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account will not be converted to stock. The common stock purchased from the Company, however, cannot and will not be insured by the FDIC or any other governmental agency.

Who is eligible to purchase stock in the Offering?

Depositors of the Bank as of specified record dates, the Bank's tax-qualified employee benefit plans, and the employees, officers and trustees of the Bank may purchase stock in the subscription offering. For detailed information on preference categories, refer to the section entitled "Our Corporate Change and Stock Offering" in the Prospectus. The Company may offer and sell any remaining shares to the general public in a community offering with preference given to natural persons residing in the Bank's community of Oswego County, New York.

How many shares of stock are being offered and at what price?

The Company is offering between 399,500 shares and 540,500 shares (subject to adjustment up to 621,575 shares) of common stock at a price of $10.00 per share through the Offering.

How much stock may I purchase in the Reorganization?

The minimum order is 25 shares. The maximum purchase limitation for any person or persons ordering through a single account in the subscription offering is 15,000 shares. In certain instances, your order may be grouped together with orders by other persons who are associated with you, or with whom you are acting in concert, and, in that event, the aggregate order may not exceed 5% of the shares of common stock available for sale in the Offering.

Do I have to buy stock?

No, you do not have to buy stock. The Reorganization, however, will allow the Bank's eligible depositors, employees, officers and trustees an opportunity to buy stock. These individuals have an opportunity to become shareholders of the Company and to share in the Company's and the Bank's future.

How do I order stock in the Offering?

You must complete the stock order form and certification form (the "Order Form") by following the instructions included in your packet of information. Your completed Order Form and payment in full must be received at the Stock Center or one of the branches of the Bank by 12:00 noon, New York Time on xx, xxxx xx, 1999.

If I place an order for stock, am I guaranteed to receive that stock?

No. Placing an order for stock does not guarantee that you will receive any or all of your order for shares. Orders are filled on a priority basis. For detailed information on the preference categories, refer to the section entitled "Our Corporate Change and Stock Offering" in the Prospectus.

How may I pay for my shares of stock?

You MUST include payment with your Order Form. Please make all checks payable to Oswego County Bancorp, Inc. Cash will be accepted only if delivered in person to a branch of the Bank where it will be converted into a check. The Bank will pay interest on these funds at the passbook rate.

You may also authorize us to withdraw funds from your deposit account or certificate of deposit at the Bank for the amount of funds you specify for payment. The Bank is waiving all of its early withdrawal penalties on certificates of deposit where the funds are used to subscribe for stock.

Note: You will not have access to these funds from the day we receive your order until the completion or termination of the Reorganization.

May I purchase shares using funds in my IRA account at the Bank?

Federal regulations do not permit the purchase of stock in your existing IRA account at the Bank. However, stock may be purchased in a self-directed IRA. To accommodate our IRA depositors, we have made arrangements to have funds transferred into self-directed IRA accounts to allow for such purchases. Please call our Stock Center as soon as possible at (315) 343-3181 for additional information.

Will the stock be insured?

No. Like any other common stock, the Company's common stock will not be insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

Will dividends be paid on the stock?

The Company does not initially plan to pay a dividend, although it may consider payment of such dividend in the future.

What will happen to my subscription funds if the Offering is not completed?

If the minimum number of shares to be sold in the Offering (399,500 shares) is not sold by xxxx__, 1999, the Bank may: (i) terminate the Offering and promptly refund all payments for common stock, including interest on such payments at the Bank's passbook rate of __%; or (ii) extend the Offering for an additional 45 days (to xxxx__,1999) or, if approved by the regulators, for an additional period after such 45-day extension. The Bank is not required to give purchasers notice of any extension unless the expiration date is later than xxxxx __, 1999, in which event purchasers will be "re-solicited" (i.e., given the right to increase, decrease, confirm or rescind their orders). Purchasers who fail to respond to the re-solicitation within 20 days will have their orders rescinded and their subscription funds returned promptly.

How will the stock be traded?

The Company Common stock will trade on The OTC "Electronic Bulletin Board" under the symbol "_____". However, no assurances can be given that an active and liquid market will develop.

Do I pay a commission?

No. You will not be charged a commission or fee on the purchase of shares of Company common stock in the Offering.

What is the Charitable Foundation?

To further its commitment to the local community, the Bank intends to establish the Oswego County Charitable Foundation as part of the Reorganization. The Charitable Foundation will be dedicated exclusively to supporting charitable causes and community development activities in the Bank's market area. The Company will contribute to the Charitable Foundation 4% of the shares sold in the Offering.

Should I vote in favor of the Plan of Reorganization?

The Board of Trustees of the Bank recommends that you vote in favor of the Plan of Reorganization. Your vote is very important!

Why did I get several proxy cards?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS TODAY!

How many votes do I have?

Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date (xx, xx 1999). The maximum is 1,000 votes. We must receive affirmative votes from a majority of depositors of the Bank and 75% in the amount of deposit liabilities present in order to approve the Reorganization.

May I vote in person at the Special Meeting?

Yes, but we would still like you to sign and mail your proxy card today. If you decide to revoke your proxy, you may do so by voting at the Special Meeting of Depositors to be held at xx:xx p.m. on xxxx xx, 1999.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK CENTER AT (315) 343-3181 BETWEEN 9:00 A.M. AND 5:00 P.M., NEW YORK TIME, MONDAY THROUGH FRIDAY.

The shares of common stock offered in the Reorganization are not savings accounts or deposits and are not insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus accompanied by a stock order form and certification form.

             [Member Letter - Oswego County Savings Bank Letterhead]

                                                             _____________, 1999

Dear Depositor:

     I am pleased to inform you that Oswego County Savings Bank (the "Bank") is reorganizing from the mutual form of ownership to the mutual holding company form of organization (the "Reorganization"). As part of the Reorganization, the Bank will convert to stock form and become a wholly owned subsidiary of a newly formed Delaware stock corporation called Oswego County Bancorp, Inc. (the "Company"). The Company will become the majority owned subsidiary of Oswego County MHC, a New York chartered mutual holding company. Concurrent with the Reorganization, the Company is offering for sale up to 540,500 shares of common stock to depositors (pursuant to subscription rights), the Bank's tax-qualified employee benefit plans and employees, officers and trustees of the Bank in a subscription offering. Any unsubscribed shares may be offered to the general public in a community offering (the subscription and community offerings are referred to collectively as the "Offering"). Consummation of the Reorganization is subject to (i) the approval of the depositors of the Bank, and (ii) various regulatory approvals.

     Your deposits and loans with the Bank will not change due to the Reorganization. There will be no change in the balance, interest rate or maturity of deposits or loans because of the Reorganization. Your deposits will continue to be insured by the Federal Deposit Insurance Corporation to the maximum amount permitted by law to the same extent as prior to the Reorganization.

     We are asking depositors of the Bank as of XXX XX, 1999, the Voting Record Date, who continue to be depositors as of the Special Meeting of Depositors, to vote "FOR" the Reorganization. If you and/or members of your family have multiple accounts with the Bank, you may receive more than one proxy card. Please vote all proxy cards found in the front of the mailing envelopes and return them today in the enclosed postage-paid envelope, even if you plan to attend the Special Meeting of Depositors to be held on xxxx, xxxx xx, 1999 at xxx p.m. Your vote "FOR" the Reorganization will not require you to buy any stock. A Proxy Statement and Prospectus relating to the Reorganization is enclosed.

     As part of this process, the Company is offering shares of its common stock to the public in accordance with applicable regulations. You may take advantage of your nontransferable subscription right to purchase shares of common stock directly from the Company, without commission or fee. We have enclosed a package of information, including a stock order form and certification form (the "Order Form") and a Prospectus, which will help you learn more about investing in Company common stock. Please read and review the materials carefully before making an investment decision. A properly executed Order Form and payment in full must be received at the Stock Center or at one of the branches of the Bank by 12:00 noon, Eastern Time, on xx, xxxx xx, 1999.

     If you have any questions about the Reorganization, please call (315) 343-3181 or visit the Stock Center located at the main office of the Bank (44 East Bridge Street in Oswego) between 9:00 a.m. and 5:00 p.m., New York Time, Monday through Friday.

     Thank you for giving these matters your attention and timely consideration.


Sincerely,


Gregory J. Kreis
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer may only be made by the Prospectus accompanied by the Order Form.

         [Closed Account Letter - Oswego County Savings Bank Letterhead]

                                                            ______________, 1999

Dear Friend:

     I am pleased to inform you that Oswego County Savings Bank (the "Bank") is reorganizing from the mutual form of ownership to the mutual holding company form of organization (the "Reorganization"). As part of the Reorganization, the Bank will convert to stock form and will become a wholly owned subsidiary of a newly formed Delaware stock corporation called Oswego County Bancorp, Inc. (the "Company"). The Company will become the majority owned subsidiary of Oswego County MHC, a New York chartered mutual holding. Concurrent with the Reorganization, the Company is offering for sale up to 540,500 shares of common stock to depositors (pursuant to subscription rights), the Bank's tax-qualified employee benefit plans and employees, officers and trustees of the Bank in a subscription offering. Any unsubscribed shares may be offered to the general public in a community offering (the subscription and community offerings are referred to collectively as the "Offering"). Consummation of the Reorganization is subject to (i) the approval of the depositors of the Bank, and (ii) various regulatory approvals.

     As part of the Reorganization, the Company is offering shares of its common stock to the public in accordance with applicable regulations. Because you had a deposit account with the Bank as of either September 30, 1997 or March 31, 1999, but closed the account prior to xxxx xx, 1999, you are entitled to purchase the common stock being offered but may not vote on the Reorganization. You may take advantage of your nontransferable right to purchase shares of common stock directly from the Company, without paying a commission or fee. We have enclosed a package of information, including a stock order form and certification form (the "Order Form") and a Prospectus, which will help you learn more about investing in the Company's common stock. Please read and review the materials carefully before making an investment decision. A properly executed Order Form and payment in full must be received at the Stock Center or at one of the branches of the Bank by 12:00 noon, Eastern Time, on xx, xxxx xx, 1999.

     If you have any questions about the Reorganization, please call (315) 343-3181 or visit the Stock Center located at the main office of the Bank (44 East Bridge Street in Oswego) between 9:00 a.m. and 5:00 p.m., New York Time, Monday through Friday.

     Thank you for giving these matters your attention and timely consideration.


Sincerely,


Gregory J. Kreis
President and Chief Executive Officer


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer may only be made by the Prospectus accompanied by the Order Form.

     (Prospective Investor Letter - Oswego County Bancorp, Inc. Letterhead)

                                                                   _______, 1999

Dear Prospective Investor:

     I am pleased to announce that Oswego County Savings Bank (the "Bank") is reorganizing from the mutual form of ownership to the mutual holding company form of organization (the "Reorganization"). As part of the Reorganization, the Bank will convert to stock form and will become a wholly owned subsidiary of a newly formed Delaware stock corporation called Oswego County Bancorp, Inc. (the "Company"). The Company will become the majority owned subsidiary of Oswego County MHC, a New York chartered mutual holding company. Concurrent with the Reorganization, the Company is offering shares of its common stock for purchase by the public in a stock offering.

     We have enclosed the following materials that will help you learn more about investing in the common stock of the Company. Please read and review the materials carefully before making an investment decision.

     PROSPECTUS: This document provides detailed information about the proposed stock offering and about the Bank's operations.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     INVITATION: We are hosting informational community meetings where you can learn more about the Reorganization and stock offerings. Please call the Stock Center to reserve a seat.

     STOCK ORDER FORM AND CERTIFICATION FORM (the "Order Form"): This form is used to purchase stock by properly executing and returning it with your payment to the Stock Center in the enclosed business reply envelope. A properly executed Order Form and payment in full must be received at the Stock Center or at one of the branches of the Bank by 12:00 noon, New York Time, on xx, xxxx xx, 1999.

     We invite you to place an order for stock of the Company. You have the opportunity to buy stock directly from the Company without paying a commission or fee.

     If you have any questions about the Reorganization, please call (315) 343-3181 or visit the Stock Center located at the main office of the Bank (44 East Bridge Street in Oswego) between 9:00 a.m. and 5:00 p.m., New York Time, Monday through Friday.

     Thank you for giving these matters your attention and timely consideration.


Sincerely,


Gregory J. Kreis
President and Chief Executive Officer


     The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer may only be made by the Prospectus accompanied by the Order Form.

                     [Broker Dealer Letter - FBR Letterhead]

                                                                     _____, 1999


To Depositors and Friends of Oswego County Savings Bank:

     Friedman, Billings, Ramsey & Co. Inc., a member of the National Association of Securities Dealers, Inc. is assisting Oswego County Savings Bank (the "Bank"), with their reorganization from the mutual form of ownership into the mutual holding company structure ("Reorganization"). In connection with the Reorganization, Oswego County Bancorp, Inc. (the "Company"), a newly formed Delaware corporation and proposed holding company for the Bank, is offering shares of common stock to be sold in a stock offering.

     At the request of the Company, we are enclosing materials explaining this process and your opportunity to invest in shares of the Company's common stock being offered to certain depositors, and, subject to availability, the general public through xxxx xx, 1999. Please read the enclosed offering materials carefully. The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

     If you have any questions about the Reorganization, please call (315) 343-3181 or visit the Stock Center located at the main office of the Bank (44 East Bridge Street in Oswego) between 9:00 a.m. and 5:00 p.m., New York Time, Monday through Friday.


Very truly yours,


Friedman, Billings, Ramsey & Co., Inc.


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer may only be made by the Prospectus accompanied by the Order Form.

         (Dear Member "Dark Blue Sky" & Foreign Accounts - Letterhead)

                                                               ___________, 1999

Dear Depositor:

     I am pleased to inform you that Oswego County Savings Bank (the "Bank") is reorganizing from the mutual form of ownership to the mutual holding company form of organization (the "Reorganization"). As part of the Reorganization, the Bank will convert to stock form and will become a wholly owned subsidiary of a newly formed Delaware stock corporation called Oswego County Bancorp, Inc. (the "Company"). The Company will become the majority owned subsidiary of Oswego County MHC, a New York chartered mutual holding company. Concurrent with the Reorganization, the Company is offering up to 540,500 shares of common stock to depositors, the Bank's tax-qualified employee benefit plans, and employees, officers, and trustees of the Bank in a subscription offering. Any unsubscribed shares may be offered to the general public in a community offering (the subscription and community offerings referred to collectively as the "Offering"). Consummation of the Reorganization is subject to (i) the approval of the depositors of the Bank, and (ii) various regulatory approvals.

     Unfortunately, the Company is unable either to offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should be considered neither an offer to sell nor a solicitation of an offer to buy the common stock of the Company.

     However, as a depositor of the Bank, you have the right to vote on the Reorganization at the Special Meeting of Depositors to be held on xxxx xx, 1999 at xx:xx p.m. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

     If you have any questions about the Reorganization, please call (315) 343-3181 or visit the Stock Center located at the Main office of the Bank
(44 East Bridge Street in Oswego) between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

     Thank you for giving these matters your attention and timely consideration.

Sincerely,


Gregory J. Kreis
President and Chief Executive Officer


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer may only be made by the Prospectus accompanied by the Order Form.

                           Oswego County Bancorp, Inc.

                   Stock Center - Oswego County Savings Bank -
                   44 East Bridge St. - Oswego, New York 13126
                                 (315) 343-3181

                STOCK ORDER FORM INSTRUCTIONS AND OWNERSHIP GUIDE
--------------------------------------------------------------------------------
Order Form Instructions
--------------------------------------------------------------------------------

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum order is 25 shares. The maximum purchase limitation for any person or persons ordering through a single account is 15,000 shares. In certain instances, your order may be grouped together with orders by other persons who are associated with you, or with whom you are acting in concert, and, in that event, the aggregate order may not exceed 5% of the shares of Common Stock available for sale in the Offering.

Oswego County Bancorp, Inc. has reserved the right to reject any order received in the Community Offering, in whole or in part.

Item 3 - Payment for shares may be made by check, bank draft, or money order payable to Oswego County Bancorp, Inc. DO NOT MAIL CASH. If you choose to make a cash payment, take your completed stock order form and certification form, and payment in person to a branch of Oswego County Savings Bank to turn into a check. Your funds will earn interest at Oswego County Savings Bank's passbook rate until the stock is issued.

Item 4 - To pay by withdrawal from a savings account or certificate of deposit from Oswego County Savings Bank, write in the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each person must sign in the Signature box on the front of the Order Form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase our stock. A hold will be placed on the account(s) for the amount(s) indicated. Payments will remain in certificate of deposit account(s) until the stock offering closes and will continue to earn interest at the current account rate. However, if a partial withdrawal reduces the balance of a certificate of deposit account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5 - Please check this box if you were a depositor with at least $100.00 on deposit as of September 30, 1997 and/or March 31, 1999 and list all the names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

Items 6 and 7 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Oswego County Bancorp, Inc. common stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "Name" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide on the back of this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

Subscription rights are not transferable. If you are a qualified depositor, to protect your priority over other purchasers as described in the Prospectus, you must take ownership as your account relationship is established. If you, as a qualified depositor, include a non-qualified depositor or a depositor in a lower priority category on your stock order, your priority will be eliminated or lowered.

Items 8 and 9 - See instructions on the form.

Item 10 - Be sure all required persons sign the front of the stock order form as well as the certification form on the back.

Item 11- Be sure to sign the certification form on the back of the stock order form.

Be sure to read and sign the certification form on the back of the stock order form.

--------------------------------------------------------------------------------
Stock Ownership Guide
--------------------------------------------------------------------------------

Individual

The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants (WROS)

Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common

Tenants in common may also identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account

Individual retirement account ("IRA") holders may make stock purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Center if you have any questions about your IRA account. There will be no early withdrawal or IRS penalties incurred by properly executed transactions.

Uniform Gift to Minors/Uniform Transfer to Minors

For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

On the first "Name" line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial, and last name of the minor on the second "Name" line. Only one custodian and one minor may be designated.

Corporation/Partnership

Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Center to verify depositor rights and purchase limitations.

Fiduciary/Trust

Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "Name" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "Name" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "Name" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.

                  -------------------------------------------------------------

                                 Plan of Reorganization Request



                    If you are interested in receiving a copy of the Plan of Reorganization for Oswego County Savings Bank, please fill out the form below and return it to a branch of the Bank or in the blue Proxy Return Envelope.

                     Name:
                          ---------------------------------------------

                     Address:
                             ------------------------------------------

                     City:                     State:         Zip:
                          --------------------       --------     -----
                  -------------------------------------------------------------

The above card should be approximately 3-1/2" by 5" and will be delivered to individuals instead of the Plan of Reorganization.

================================================================================

                                   Proxy Gram

We recently forwarded to you information advising that Oswego County Savings Bank and Oswego County Bancorp, Inc. have received regulatory approval to reorganize into the mutual holding company form of organization.

Your vote on our Plan of Reorganization has not yet been received. Failure to vote has the same effect as voting against the Reorganization. All votes MUST be received by xx, xxxx xx, 1999.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Reorganization does not obligate you to purchase stock. Additionally, approval of the Reorganization will not affect the terms or insurance of your accounts or loans at Oswego County Savings Bank.

The Board of Trustees unanimously recommends that you vote "FOR" the Reorganization.

OSWEGO COUNTY SAVINGS BANK, OSWEGO COUNTY BANCORP, INC., OSWEGO COUNTY MHC



Gregory J. Kreis
Trustee, President and Chief Executive Officer

If you have already returned your proxy cards, please accept our thanks and disregard this request. For further information call our Stock Center at (315) 343-3181 or visit us at the main office of the Bank (44 East Bridge Street in Oswego) between 9:00 a.m. and 5:00 p.m., New York time, Monday through Friday.

The common stock is not a deposit or savings account and is not federally insured or guaranteed. This is neither an offer to sell nor a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by a stock order form and certification form.

================================================================================

                                  Oswego County
                                  Bancorp, Inc.


--------------------------------------------------------------------------------

    Oswego County Bancorp, Inc., a newly formed Delaware corporation and the proposed holding company for Oswego County Savings Bank, is offering up to
                        540,500 shares of common stock.
--------------------------------------------------------------------------------

 You Are Cordially Invited To a Community Investor Meeting & Reception to Learn
            About the Plan of Reorganization and Related Offering of
                   Oswego County Bancorp, Inc. Common Stock.

                                    Date TBD
                                    Place TBD
                                Oswego, New York
                                    7:00 P.M.

  Senior executives of Oswego County Savings Bank will present information and answer your questions about Oswego County Savings Bank's Plan of Reorganization and related stock offering. You will also be presented with information regarding Oswego County Savings Bank's business focus and results of operations.

                               Seating is Limited

             Please call the Stock Center to make your reservation.
                                 (315) 343-3181

This invitation is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus accompanied by a stock order form and certification form. The shares of Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.

Advertisement


--------------------------------------------------------------------------------
                                  Oswego County
                                  Bancorp, Inc.
                                  -------------


      Oswego County Bancorp, Inc., a newly formed Delaware corporation and the proposed holding company for Oswego County Savings Bank, is offering up to 540,500 shares of common stock.


You are invited...


                  to a Community Investor Meeting and Reception

Senior executives of Oswego County Savings Bank are hosting a Community Investor Meeting. In addition to learning details about the stock offering, you will be presented with information about Oswego County Savings Bank's business focus and results of operations.

                                    Date TBD
                                    Place TBD
                                Oswego, New York
                                    7:00 P.M.

To receive a copy of the Prospectus or to make a reservation to attend the meeting, please call the Stock Center at (315) 343-3181 between 9:00 a.m. and 5:00 p.m., Monday through Friday.


This invitation is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus accompanied by a stock order form and certification form. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency.
--------------------------------------------------------------------------------

                                 Oswego County
                              Bancorp, Inc. [LOGO]

                               Community Meeting
                                 June XX, 1999

Oswego County Bancorp, Inc. [LOGO}______________________________________________


                                Dave Neiswander
                                  Ryan Kelley

                     Friedman, Billings, Ramsey & Co., Inc.

Oswego County Bancorp, Inc. [LOGO}______________________________________________


The following presentation concerns an offering of common stock. As part of the presentation, comparisons have been made with that of other financial institutions. This information is from public sources that we believe to be the most accurate and reliable but can make no representations or warranties as such.

The shares of common stock being offered are not savings accounts or deposits and are not insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell nor a solicitation of an offer to buy stock. The offer will be made only by the Prospectus accompanied by the Stock Order Form and Certification Form.

Prospective investors are urged not to rely solely on this presentation but to examine the Prospectus carefully.

--------------------------------------------------------------------------------

Oswego County Bancorp, Inc. [LOGO}______________________________________________





Purpose:        To provide information on the
                Reorganization of Oswego County
                Savings Bank and explain the stock
                offering of Oswego County Bancorp,
                Inc., the newly formed stock holding
                company of Oswego County Savings
                Bank.

Agenda:         Overview

                Oswego County Savings Bank

                The Stock Offering

                Investment Highlights

--------------------------------------------------------------------------------

Oswego County Bancorp, Inc. [LOGO}______________________________________________




                                    Overview

                                                                        Overview
Oswego County Bancorp, Inc. [LOGO}______________________________________________


                                    Timeline

1870            Oswego County was established in Oswego, New York

1998            Board adopted Plan of Reorganization

Mar 1999        Plan filed with the FDIC and SEC

xx 1999         FDIC and SEC approved the Plan
                Mailed offering materials
                Commenced Offering

xx 1999         Special Meeting of Members
                Offering ends
                Close and trade*
                Establish a Charitable Foundation

--------------------------------------------------------------------------------
* Anticipated; no guarantee on timing.

                                                                        Overview
Oswego County Bancorp, Inc. [LOGO}______________________________________________


                        Before the Mutual Holding Company
                              (MHC) Reorganization




         Depositors         Mutual Ownership          Oswego County
                                                       Savings Bank


--------------------------------------------------------------------------------

                                                                        Overview
Oswego County Bancorp, Inc. [LOGO}______________________________________________


                            After MHC Reorganization

                                 Oswego County
                                      MHC

                                     53.2%

                                     Mutual
                                   Ownership

                                 Oswego County
                                 Bancorp, Inc.


                                 100% Ownership

                                 Oswego County
                                  Savings Bank

                                   Depositors


                                     45.0%

                                    Minority
                                  Stockholders

                                      1.8%

                                   Charitable
                                   Foundation

                                                                        Overview
Oswego County Bancorp, Inc. [LOGO}______________________________________________


                       Why is Oswego County Savings Bank
                        converting to the MHC structure?

o Raise capital without loss of control

o Provide additional capital for further internal growth

o Follow industry trends

o Begin trading at a lower equity/assets ratio than in a full conversion

o Allow depositors the ability to share in the bank's future

o Donate stock to the Charitable Foundation

--------------------------------------------------------------------------------

Oswego County Bancorp, Inc. [LOGO}______________________________________________


                       What is the Charitable Foundation?

o The Oswego County Charitable Foundation will be a not-for-profit organization dedicated exclusively to supporting charitable causes and community development activities in the Bank's market area.

o The Bank will donate to the Charitable Foundation 1.8% of the total shares issued in the Reorganization.

o At the least, the Charitable Foundation will be required to grant or donate 5% of the average fair market value of its net investments to the community.

--------------------------------------------------------------------------------

Oswego County Bancorp, Inc. [LOGO}______________________________________________


                                 Oswego County
                                  Savings Bank





--------------------------------------------------------------------------------

                                                      Oswego County Savings Bank
Oswego County Bancorp, Inc. [LOGO}______________________________________________



                              Financial Highlights


                         o  Attractive Loan Composition

                         o  Emphasis on Core Deposits

                         o  Strong Interest Margin

                         o  Capital Strength


--------------------------------------------------------------------------------

                                                      Oswego County Savings Bank
Oswego County Bancorp, Inc. [LOGO}______________________________________________


                           Oswego County Savings Bank

                            As of December 31, 1998


                       Total Assets         $110.9 million

                       Total Liabilities    $ 99.2 million

                       Existing Capital     $ 11.7 million




--------------------------------------------------------------------------------

                                                      Oswego County Savings Bank
Oswego County Bancorp, Inc. [LOGO}______________________________________________


                             Composition of Assets
                            As of December 31, 1998

              In the printed version of the document, a pie chart
                appears which depicts the following plot points:


                    3.6%  Cash and Equivalents
                    2.3%  Securities held to maturity
                    4.3%  Other
                   13.3%  Securities available for sale
                   12.4%  Federal funds sold
                   64.1%  Loans, Net




--------------------------------------------------------------------------------

                                                      Oswego County Savings Bank
Oswego County Bancorp, Inc. [LOGO}______________________________________________

                                 Loan Portfolio
                            as of December 31, 1998

               In the printed version of the document, a pie chart
                appears which depicts the following plot points:


                   84.4% Residential mortgages and home equity loans 12.4% Commercial Mortgages
                    0.4%  Commercial Loans
                    2.8%  Consumer  Loans



--------------------------------------------------------------------------------

                                                      Oswego County Savings Bank
Oswego County Bancorp, Inc. [LOGO}______________________________________________

                                 Total Deposits
                            As of December 30, 1998


               In the printed version of the document, a pie chart
                appears which depicts the following plot points:

                                    Percent
                                     "Core"
                                   Deposits:
                                     60.3%

                            39.6%  Total Time deposits
                             0.3%  Money Market deposits
                            48.0%  Savings deposits
                            12.0%  Demand deposits


--------------------------------------------------------------------------------

                                                      Oswego County Savings Bank
Oswego County Bancorp, Inc. [LOGO}______________________________________________



                                   Net Income
                    For the Twelve Months Ended December 31
                             (Dollars in thousands)


              In the printed version of the document, a line graph
                appears which depicts the following plot points:


                       1996...................   -$61
                       1997...................   $189
                       1998...................   $309

                                     63.5%
                                    Increase

                                                      Oswego County Savings Bank
Oswego County Bancorp, Inc. [LOGO}______________________________________________

                           Strong Net Interest Margin

                 For the Twelve Months Ended December 31, 1998
    (Net interest income as a percentage of average interest-earning assets)


              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                   Oswego County.....................  4.37%
                   Middle Atlantic*..................  3.12%
                   National Average*.................  2.93%


--------------------------------------------------------------------------------
*Averages from The SNL Quarterly Thrift Digest, March 1999.

                                                      Oswego County Savings Bank
Oswego County Bancorp, Inc. [LOGO}______________________________________________



                             Strong Capitalization
                            As of December 31, 1998
                             (Dollars in millions)

          In the printed version of the document, a line graph appears which depicts the following plot points

                                                          Capital
                                           Current         after
                           Requirement     Capital     Reorganization*
                           ----------      -------     ---------------
Leverage..................    $4.4          $11.7         $13.0
Risk-Based...............     $3.0          $11.7         $13.0
Total....................     $6.0          $12.6         $14.0



--------------------------------------------------------------------------------
* Capital after Reorganization assumes issuance of 450,500 shares, the minimum of the Offering Range.

Oswego County Bancorp, Inc. [LOGO}______________________________________________



                               The Stock Offering






--------------------------------------------------------------------------------

                                                              The Stock Offering
Oswego County Bancorp, Inc. [LOGO}______________________________________________


                          Oswego County Bancorp, Inc.

New Shares Offered:    Between 399,500 and 621,575 shares

Price of New Shares:   $10.00 per share

Maximum Purchase:      $150,000 for any individual person or persons ordering
                       through a single account

                       Your order may be grouped with other
                       orders by other persons with whom you are associated or acting in concert. In this case, your aggregate orders may not exceed 5% of the shares of Common Stock offered for sale in the Offering

Minimum Purchase:      25 shares

--------------------------------------------------------------------------------

                                                              The Stock Offering
Oswego County Bancorp, Inc. [LOGO}______________________________________________



                         Oswego County Savings Bank is
                       valued by an Independent Appraiser




                            Appraisal = $10,444,444

--------------------------------------------------------------------------------

                                                              The Stock Offering
Oswego County Bancorp, Inc. [LOGO}______________________________________________


                            After MHC Reorganization


                                 Oswego County
                                      MHC

                                     53.2%

                                     Mutual
                                   Ownership

                                   Depositors


                                     45.0%
                                    Minority
                                  Stockholders

                                 Oswego County
                                 Bancorp, Inc.

                                      1.8%
                                   Charitable
                                   Foundation

                                 100% Ownership

                                 Oswego County
                                  Savings Bank


--------------------------------------------------------------------------------

                                                              The Stock Offering
Oswego County Bancorp, Inc. [LOGO] _____________________________________________


                      The Shareholders will be purchasing
                      45.0% of Oswego County Bancorp, Inc.


Valuation                            $10,444,444
New Shareholders                            45.0%
Midpoint of Offering                  $4,700,000

                    Additionally, the Charitable Foundation
                       will receive 1.8% of Oswego County
                          Bancorp, Inc. Common Stock.

                                                              The Stock Offering
Oswego County Bancorp, Inc. [LOGO] _____________________________________________



                     Oswego County Bancorp, Inc. will offer
                     between a minimum and a maximum number
                 of shares. This Offering Range is established
                     15% below and 15% above the Appraisal.

Minimum                               $3,995,000
Midpoint                              $4,700,000
Maximum                               $5,405,000
Maximum, as adjusted                  $6,215,750

                                                              The Stock Offering
Oswego County Bancorp, Inc. [LOGO] _____________________________________________



                             Subscription Offering

o        Eligible Account Holders:  Depositors with $100.00 or
                                    more on account as of
                                    September 30, 1997
o        ESOP

o        Supplemental Eligible      Depositors with $100.00 or more on account
         Account Holders:           as of March 31, 1999

o        Employees, Officers, and Trustees


                               Community Offering

          o Preference given to residents of Oswego County, New York

                                                              The Stock Offering
Oswego County Bancorp, Inc. [LOGO] _____________________________________________


The stock center is located at the main office of the Bank and is staffed with FBR Professionals


[GRAPHICS OMITTED]

                                  Stock Center
                             44 East Bridge Street
                                Oswego, NY 13126
                                 (315) 343-3181

Oswego County Bancorp, Inc. [LOGO] _____________________________________________


                             Investment Highlights

                                                           Investment Highlights
Oswego County Bancorp, Inc. [LOGO] _____________________________________________


Some risks involved with the stock include:

     o    Rising interest rates may hurt our profits.

     o Oswego County will own 51% or more of the stock of Oswego County Bancorp. This means that Oswego County MHC will have enough votes to control what happens on most matters put to a vote of stockholders.

     o After the change in the structure and the stock offering, our net income-to-equity ratio will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock.

     o You could have difficulty selling your stock if an active trading market does not develop.

     o    The slow recovery of local economy may hurt our profits.

            Additional risk factors are outlined in the Prospectus.
                    Shares of Common Stock are not insured!

                                                           Investment Highlights
Oswego County Bancorp, Inc. [LOGO] _____________________________________________

     Some investment highlights include:

     o    Existing capital base

     o    Earnings

     o    Market comparisons and timing

     o    No commissions

                                                           Investment Highlights
Oswego County Bancorp, Inc. [LOGO] _____________________________________________


                                Pro Forma Equity
                             As of December 31, 1998


Historical Equity:                                   $    11,694
Net Proceeds*:                                             4,708
Less Capitalization of the MHC                              (100)
Less After tax cost of Charitable Foundation:                 81
Less ESOP & RRP funding*:                                   (636)
                                                     -----------
Pro Forma Stockholders' Equity*:                     $    15,747

Number of Shares*:                                     1,043,800
Equity Per Share (Book Value per Share)*:            $     14.57
Offering Price Per Share:                            $     10.00
Offering Price as Percent of Book Value*:                   68.6%


Dollars in thousands except per share data.
*Assumed at the Midpoint of the Offering Range

                                                           Investment Highlights
Oswego County Bancorp, Inc. [LOGO] _____________________________________________


                   Oswego County Bancorp, Inc. is priced at a
                 discount with respect to book value per share
                         when compared with the market:


                                           Price/Book
                                           ----------
Oswego County Bancorp, Inc.(1)                 69%
MHC Current Trading Medians(2)                128%
1998 MHC Conversion Medians(2)                113%



(1) Assumed at the Midpoint of the Offering Range
(2) Averages from SNL as of March 22, 1999.

                                                           Investment Highlights
Oswego County Bancorp, Inc. [LOGO] _____________________________________________



                        When you purchase Oswego County
                       Bancorp, Inc. common stock in the
                              Conversion, you pay

                                NO COMMISSIONS.

                                                           Investment Highlights
Oswego County Bancorp, Inc. [LOGO] _____________________________________________



                         OTC "Electronic Bulletin Board"
                                     Symbol

                                     "OCSB"

                                                           Investment Highlights
Oswego County Bancorp, Inc. [LOGO] _____________________________________________


To submit an order for stock:

     o    Complete the Stock Order Form

     o    Sign the Certification Form

     o    Include payment with the Stock Order Form / Certification Form

                  1. Check (payable to Oswego County Bancorp, Inc.)

                  2. Withdrawal (waiving early withdrawal penalties)

                  3. IRA (coordinate with Stock Center as soon as possible)

     o All orders MUST be received at the Stock Center or a branch of Oswego County Savings Bank by 12:00 noon, Eastern Time, on March xx, 1999

     o    Everyone may order now but depositors receive priority

                                                           Investment Highlights
Oswego County Bancorp, Inc. [LOGO] _____________________________________________


                               Tentative Schedule


xxx      Offering materials mailed
xxx      Stock Center opens
xxx      Community Meeting
xxx      Offering expires at noon
xxx      Special Meeting of Depositors
xxx      Tentative target for closing of
         offering and trading

                       Oswego County Bancorp, Inc. [LOGO]


                                 Oswego County
                              Bancorp, Inc. [LOGO]


                               Community Meeting
                                  June x, 1999